UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 14, 2013

CAMBIUM LEARNING GROUP, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-34575	27-0587428
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

17855 North Dallas Parkway, Suite 400, Dallas, Texas		75287
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	214-932-9500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 14, 2013, Neil Weiner submitted his written resignation from the registrant’s board of directors effective immediately. Mr. Weiner was the Chairman of the Audit Committee and its "financial expert", and he also served on the Compensation Committee. In his August 14, 2013 letter to the registrant, Mr. Weiner stated his resignation is based on his disagreement with the registrant’s share buyback program as an inefficient allocation of the registrant’s capital designed not to benefit the registrant’s shareholders at large, but instead to benefit the registrant’s majority shareholder. A copy of Mr. Weiner’s August 14, 2013 letter is attached hereto as Exhibit 99.1.

In addition, on August 17, 2013, Richard Surratt submitted his written resignation from the registrant’s board of directors effective immediately. Mr. Surratt’s decision to resign was not the result of any disagreement with the registrant on any matter relating to the registrant’s operations, policies or practices.

The registrant does not have any plans to fill these vacancies in order to retain the benefit of the director compensation expense reduction resulting from these resignations. However, the registrant will comply with the Audit Committee composition requirements of the Securities Exchange Act of 1934, as amended, and the rules of the Nasdaq Stock Market LLC.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 - Resignation Letter of Neil Weiner dated August 14, 2013

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMBIUM LEARNING GROUP, INC.

August 19, 2013	By:	/s/ Todd W. Buchardt

Name: Todd W. Buchardt
Title: Senior Vice President

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Exhibit Index

Exhibit No.	Description

99.1	Resignation Letter of Neil Weiner dated August 14, 2013